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                                                                  Exhibit 23.3
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                             SMITH & GESTELAND, LLP
                      Partners In Your Success-Since 1948


                       CONSENT OF INDEPENDENT ACCOUNTANTS
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     We consent to the incorporation of our report dated February 7, 1997, on our audit of the financial statements of Superconductivity, Inc., as of December 31, 1996, and for the year then ended, which report is included in this Registration Statement on Form 8K, into the Company's previously filed Registration Statements on Form S-8 (file numbers 33-44962, 33-44963, 33-64832, 33-74418, 33-86106, and 33-86108).




Madison, Wisconsin                        /s/ Smith & Gesteland, LLP
September 3, 1997                             SMITH & GESTELAND, LLP




  Certified Public Accountants and Business Consultants * Post Office Box 1764
                            * Madison, WI 55701-1764